Exhibit 99.1

YAHOO TO OFFER

CONVERTIBLE SENIOR NOTES DUE 2018

SUNNYVALE, Calif.— Yahoo! Inc. (NASDAQ: YHOO) (“Yahoo”) today announced that it proposes to offer $1.0 billion aggregate principal amount of its convertible senior notes due 2018 (the “notes”), subject to market conditions and other factors, in a private placement. Yahoo also intends to grant to the initial purchasers of the notes the right to purchase up to an additional $150.0 million aggregate principal amount of notes, exercisable within a 30-day period, solely to cover over-allotments. The notes will be offered and sold by the initial purchasers only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The notes will be convertible into cash, shares of Yahoo’s common stock or a combination of cash and shares of common stock, at Yahoo’s election. Interest on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2014. The notes will mature on December 1, 2018, unless earlier repurchased or converted in accordance with their terms. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering. The notes will be senior unsecured obligations of Yahoo.

Yahoo intends to use a portion of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). Yahoo may use up to $200.0 million of the net proceeds from this offering to repurchase shares of its common stock from purchasers of notes in the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate as Yahoo’s agent. Yahoo expects the purchase price per share in such transactions to equal the closing price per share of Yahoo’s common stock on the date of pricing of the offering.

The remaining net proceeds from the offering will be used for general corporate purposes, including, but not limited to, acquisitions or other strategic transactions, additional repurchases of common stock and working capital. However, Yahoo has not designated any specific uses of the net proceeds and has no current agreements or commitments with respect to any material acquisition or strategic transaction. Pending any specific application, Yahoo may invest the remaining net proceeds in short- and long-term marketable securities. Repurchases of common stock from purchasers of notes in the offering, as well as any additional repurchases of common stock by Yahoo, could increase, or prevent a decline in, the market price of Yahoo’s common stock or the notes.

Yahoo today also announced that it has increased its share buyback authorization by $5.0 billion.

In connection with the pricing of the notes, Yahoo intends to enter into privately negotiated convertible note hedge and warrant transactions with one or more of the initial purchasers or their affiliates or other financial institutions (the “option counterparties”). The convertible note hedge transactions will give Yahoo the right to purchase the same number of shares of common stock as underlies the notes and are expected generally to reduce the potential dilution with respect to Yahoo’s common stock upon conversion of the notes and/or to offset any cash payments Yahoo is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will give the option counterparties the right to purchase the same number of shares of common stock as underlies the notes. The warrant transactions could separately have a dilutive effect with respect to Yahoo’s common stock to the extent that the market price per share of Yahoo’s common stock exceeds the strike price of the warrants. If the initial purchasers exercise their over-allotment option, Yahoo may enter into additional convertible note hedge and warrant transactions.

Yahoo has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to purchase shares of Yahoo’s common stock and/or enter into various derivative transactions with respect to Yahoo’s common stock concurrently with, or shortly after, the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of Yahoo’s common stock or the notes.

In addition, the option counterparties or their respective affiliates may modify their hedge positions (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Yahoo on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to Yahoo’s common stock and/or purchasing or selling common stock or other securities of Yahoo in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also cause or avoid an increase or a decrease in the market price of Yahoo’s common stock or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, could affect the amount and value of the consideration that holders receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and any shares of Yahoo common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This release contains forward-looking statements concerning Yahoo’s planned note offering and the other transactions described in this press release and that involve risks and uncertainties that could cause Yahoo’s actual results to differ materially from those expressed or implied in Yahoo’s forward-looking statements. Such risks and uncertainties include, among others, whether or not we will offer the notes or consummate the offering; the anticipated terms of the notes and the offering and the anticipated use of the proceeds of the offering; whether the convertible note hedge and warrant transactions will become effective: acceptance by users of new products and services (including, without limitation, products and services for mobile devices and alternative platforms); Yahoo’s ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; Yahoo’s ability to manage its operating expenses effectively; risks associated with Yahoo’s search agreement with Microsoft Corporation; Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; changes in regulations or user concerns regarding privacy and protection of user data, or failure to comply with related laws; breaches in Yahoo’s security measures; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo’s international operations; risks related to joint ventures and the integration of acquisitions; dependence on third parties for technology, services, content, and distribution; and general economic conditions. More information about potential factors that could affect the forward-looking statements is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Yahoo does not intend, and undertakes no duty, to update any forward looking information to reflect subsequent events or circumstances.

About Yahoo

Yahoo is focused on making the world’s daily habits inspiring and entertaining. By creating highly personalized experiences for users, Yahoo keeps people connected to what matters most to them, across devices and around the world. In turn, Yahoo creates value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and Europe, Middle East and Africa (EMEA) regions.

Yahoo! Inc.

Media Relations

Sarah Meron, 408-349-4040

media@yahoo-inc.com

or

Investor Relations

Joon Huh, 408-349-3382

investorrelations@yahoo-inc.com

Source: Yahoo! Inc.